Exhibit 10.7

AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

AMENDMENT dated as of May 9, 2008 to the Registration Rights Agreement dated as of June 25, 2007 (the “Agreement”) by and among GSC Acquisition Company, a Delaware corporation (the “Company”) and GSC Secondary Interest Fund, LLC, James K. Goodwin and Richard A. McKinnon (each a “Founder”, and collectively the “Founders”).

W I T N E S S E T H :

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger dated as of the date hereof between the Company, GSCAC Holdings I LLC, a Delaware limited liability company, GSCAC Holdings II LLC, a Delaware limited liability company, GSCAC Merger Sub LLC, a Delaware limited liability company and Complete Energy Holdings, LLC, a Delaware limited liability company (the “Merger Agreement”);

WHEREAS, in connection with the Merger Agreement, registration rights are being granted to certain Persons under the registration rights agreement to be entered into as of the Closing (as defined in the Merger Agreement) in the form attached as Exhibit G to the Merger Agreement (the “Exchange Rights Holders’ Registration Rights Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement to provide the parties under the Exchange Rights Holders’ Registration Rights Agreement certain rights under this Agreement as further set forth below.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1 .  Defined Terms; References.  Unless otherwise specifically defined herein, each term used herein that is defined in the Agreement has the meaning assigned to such term in the Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Agreement shall, after this Amendment becomes effective, refer to the Agreement as amended hereby.

SECTION 2 .  Definitions.  (a) Section 1.01 of the Agreement is amended by adding the following definition:

“Exchange Rights Holders’ Registration Rights Agreement” means the Registration Rights Agreement dated as of the Closing Date (as defined in the Agreement and Plan of Merger dated as of May 9, 2008 between the Company, GSCAC Holdings I LLC, a Delaware limited liability company, GSCAC Holdings II LLC, a Delaware limited liability company, GSCAC Merger Sub

LLC, a Delaware limited liability company and Complete Energy Holdings, LLC, a Delaware limited liability company (the “Merger Agreement”)) by and among Complete Energy Holdings Corporation, a Delaware corporation formerly named GSC Acquisition Company and the persons named therein.

(b) The definition of “Common Stock” in the recitals of the Agreement shall be amended and restated as follows:

“Common Stock” shall mean Class A common stock, par value $0.001, of the Company and any other securities into which the Company’s Class A common stock is converted or changed.

SECTION 3 .  Reduction of Offering.  Section 2.02(g)(i) of the Agreement is amended and restated to read as follows:

(i)         first, Registrable Securities that the Demanding Holders have requested to be registered in accordance with this Agreement and any shares of Common Stock requested to be registered in accordance with the Exchange Rights Holders’ Registration Rights Agreement, in an aggregate amount up to but not exceeding the Maximum Number of Securities (allocated pro rata among the holders thereof, based, for each such holder, on the percentage derived by dividing (x) the number of Registrable Securities (as defined in this Agreement or the Exchange Rights Holders’ Registration Rights Agreement, as applicable) that such holder has requested to include in such Demand Registration by (y) the aggregate number of Registrable Securities (as defined in this Agreement or the Exchange Rights Holders Registration Rights Agreement, as applicable) that all such holders have requested to include);

SECTION 4 .  Reduction Of Incidental Registration.  Sections 2.03(b)(i) and (b)(ii) of the Agreement are amended and restated to read as follows:

(i)           if the registration is undertaken for the Company’s account: (x) first, the securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities and (y) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (x), securities, if any, including the Registrable Securities as to which registration has been requested pursuant to written contractual incidental registration rights of security holders (including this Agreement and the Exchange Rights Holders’ Registration Rights Agreement) that can be sold without exceeding the Maximum Number of Securities (pro rata in accordance with the number of shares or other securities which each such Person has actually requested to be included in such registration);

(ii)           if the registration is a demand registration undertaken by Persons with demand rights pursuant to a written contractual arrangement other than this Agreement or the Exchange Rights Holders’ Registration Rights Agreement, (w) first, securities for the account of the demanding Persons that can be sold without exceeding the Maximum Number of Securities, (x) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (w), securities that the Company desires to sell and that can be sold without exceeding the Maximum Number of Securities, (y) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (w) and (x), securities (including the Registrable Securities) as to which registration has been requested pursuant to a written contractual incidental registration rights of security holders (including this Agreement and the Exchange Rights Holders’ Registration Rights Agreement) that can be sold without exceeding the Maximum Number of Securities (pro rata in accordance with the number of shares or other securities which each such Person has actually requested to be included in such registration), and (z) fourth, to the extent that the Maximum Number of Securities have not been reached under the foregoing clauses (w), (x) and (y), securities that other security holders desire to sell without exceeding the Maximum Number of Securities.

SECTION 5 .  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 6 .  Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 7 .  Effectiveness.  This Amendment shall become effective at the Closing (as defined in the Merger Agreement).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

GSC ACQUISITION COMPANY
By:	/s/ Matthew Kaufman
Name: Matthew Kaufman
Title: President

GSC SECONDARY INTEREST FUND, LLC Fax:
By:	/s/ Matthew Kaufman
Name: Matthew Kaufman
Title:

JAMES K. GOODWIN Fax:
By:	/s/ James K. Goodwin
Name:James K. Goodwin

RICHARD A. MCKINNON Fax: (214) 522-4161
By:	/s/ Richard A. McKinnon
Name:Richard A. McKinnon